EXHIBIT 8.1

SUBSIDIARY COMPANIES OF KISKA METALS CORPORATION

All subsidiary corporations are engaged in the business of mineral property exploration and development.

2012860 Ontario Limited

Incorporated by the Corporation on June 19, 2002 in the Province of Ontario, Canada. The Corporation holds 100% ownership.

Geoinformatics Alaska Exploration, Inc.

Incorporated by the Corporation on April 8, 2003 in the State of Alaska, United States of America. The Corporation holds 100% ownership through wholly-owned subsidiaries, 2012860 Ontario Limited and Geoinformatics Explorations Ireland Limited.

Geoinformatics Exploration Australia Pty Ltd

Incorporated June 25, 1987 in the State of Western Australia, Australia. 100% ownership was acquired by the Corporation in 2002.

Geoinformatics Exploration Canada Limited Incorporated by the Corporation on May 5, 2005 as a federal corporation in Canada, domiciled in Ontario. The Corporation holds 100% ownership.

Geoinformatics Explorations Ireland Limited

Incorporated November 3, 1999 in Dublin Ireland. 100% ownership was acquired by the Corporation in 2002, through wholly-owned subsidiary, 2012860 Ontario Limited.

GXL USA, Inc. Incorporated by the Corporation on August 14, 2007 in the State of Delaware, United States of America. The Corporation holds 100% ownership.

Minera Geoinformatica S.A de C.V.

Incorporated by the Corporation on July 13, 2004 in the State of Sonora, Mexico. The Corporation holds 100% ownership through wholly-owned subsidiary, 2012860 Ontario Limited.

Rimfire Alaska, Ltd.

Incorporated August 19, 1998 in the State of Alaska, United States of America. 100% ownership was acquired by the Corporation in 2009 through the wholly-owned subsidiary, Rimfire Minerals Corporation.

Rimfire Australia Pty Ltd.

Incorporated August 23, 2006 in the State of Victoria, Australia. 100% ownership was acquired by the Corporation in 2009 through the wholly-owned subsidiary Rimfire Minerals Corporation.

Rimfire Minerals Corporation

Incorporated May 7, 1991 in the Province of British Columbia, Canada. 100% ownership was acquired by the Corporation in 2009.

Rimfire Nevada Ltd.

Incorporated January 4, 2005 in the State of Nevada, United States of America. 100% ownership was acquired by the Corporation in 2009 through the wholly-owned subsidiary, Rimfire Minerals Corporation.

INTERCORPORATE RELATIONSHIPS